Exhibit 23.1



INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the use in this Registration Statement on Form SB-2, of our report dated April 12, 2006 with respect to our audit of the financial statements of China Biopharmaceuticals Holdings, Inc. and subsidiaries as of and for the year then ended, and to the reference to our firm under the heading "Experts" in the Prospectus.





/s/ Moore Stephens Wurth Fraser and Torbet, LLP

Walnut, California
May 3, 2006